UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2023
IAC Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 18th Street,	New York,	NY	10011
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On December 1, 2021, Dotdash Meredith, Inc., a subsidiary of IAC Inc., (the “Borrower”) entered into a Credit Agreement among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (the “Credit Agreement”). The Borrower is required under the Credit Agreement to provide the administrative agent and lenders with certain financial statements of the Borrower. Following the filing of this report, the Borrower will provide the administrative agent and lenders with the financial statements of Dotdash Meredith, Inc. consisting of the consolidated balance sheet as of December 31, 2022 and 2021, and the related consolidated and combined statements of operations, comprehensive operations, shareholder's and parent's equity, and cash flows for the years ended December 31, 2022, 2021 and 2020, and the related notes, as set forth in Exhibit 99.1 hereto.
Exhibit 99.1 is being furnished under Item 7.01 “Regulation FD Disclosure.”

Item 9.01. Financial Statements and Exhibits
Exhibits.

Exhibit Number	Description
99.1
Consolidated and Combined Financial Statements of Dotdash Meredith, Inc., consisting of the consolidated balance sheet as of December 31, 2022 and 2021, and the related consolidated and combined statements of operations, comprehensive operations, shareholder's and parent's equity, and cash flows for the years ended December 31, 2022, 2021 and 2020, and the related notes.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC Inc.

By:	/s/ KENDALL HANDLER
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary
Date: March 1, 2023
4